    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 5, 1997


                                                      REGISTRATION NO. 333-39549

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         ------------------------------


                                AMENDMENT NO. 1
                                       TO


                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                         ------------------------------

                          THE PERKIN-ELMER CORPORATION
             (Exact name of Registrant as Specified in Its Charter)

                           NEW YORK                                                       06-0490270
               (State or Other Jurisdiction of                             (I.R.S. Employer Identification Number)
                Incorporation or Organization)

                         ------------------------------

        761 MAIN AVENUE, NORWALK, CONNECTICUT 06859-0001 (203) 762-1000 (Address, Including Zip Code, and Telephone Number, Including Area Code,
                  of Registrant's Principal Executive Offices)

                         ------------------------------

                             WILLIAM B. SAWCH, ESQ.
              SENIOR VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
        761 MAIN AVENUE, NORWALK, CONNECTICUT 06859-0001  (203) 762-1000
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                         ------------------------------

                                   COPIES TO:
                            RICHARD A. GARVEY, ESQ.
                           SIMPSON THACHER & BARTLETT
                              425 LEXINGTON AVENUE
                            NEW YORK, NEW YORK 10017

                         ------------------------------

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement.

                         ------------------------------

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /


If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /


THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                 SUBJECT TO COMPLETION, DATED DECEMBER 5, 1997

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                                        SHARES

                          THE PERKIN-ELMER CORPORATION

                                  COMMON STOCK

                          (PAR VALUE $1.00 PER SHARE)

                            ------------------------

    This Prospectus is applicable to (i) the       shares of Common Stock, par
value $1.00 per share (the "Common Stock"), of The Perkin-Elmer Corporation (the "Company") that may be issued upon exercise of the Class A Warrants, Class C Warrants, Class E Warrants, Class F Warrants and Class G Warrants (collectively, the "Warrants") originally issued by PerSeptive Biosystems, Inc. ("PerSeptive")
and (ii) the       shares of Common Stock that may be issued upon conversion of the 8 1/2% Convertible Subordinated Notes Due 2001 of PerSeptive (the "Convertible Notes").

    Pursuant to an Agreement and Plan of Merger, dated as of August 23, 1997 (the "Merger Agreement"), between the Company, Seven Acquisition Corp., a wholly-owned subsidiary of the Company ("Merger Sub"), and PerSeptive, Merger
Sub was merged with and into PerSeptive on       , 1997 (the "Merger"), with
PerSeptive continuing as the surviving corporation in the Merger.

    Pursuant to the terms of the Warrants, the agreements, if any, pursuant to which the applicable class of Warrants was issued (collectively, the "Warrant Agreements"), and the Merger Agreement, upon the effectiveness of the Merger, each outstanding and unexercised Warrant, which prior to such effectiveness represented a right to acquire shares of common stock, par value $0.01 per share, of PerSeptive (the "PerSeptive Common Stock") now entitles the holder of such Warrant (each, a "Warrant holder") to receive, upon exercise thereof, shares of Common Stock as more particularly described below under "Plan of Distribution--Certain Terms of the Warrants."

    Pursuant to the terms of the Convertible Notes, the indenture pursuant to which the Convertible Notes were issued and the Merger Agreement, upon the effectiveness of the Merger, each Convertible Note has become convertible into the number of shares of Common Stock receivable in the Merger by a holder of the number of shares of PerSeptive Common Stock deliverable upon conversion of such Convertible Note immediately prior to the Merger. See "Plan of Distribution--Certain Terms of the Convertible Notes."

    Assuming the Warrants are exercised in full, the Company will receive aggregate proceeds in the amount of approximately $13,994,593, before deducting estimated expenses of approximately $67,492. The Company will not receive any proceeds from conversion of the Convertible Notes. The Company will pay all expenses with respect to this offering. See "Use of Proceeds."

    The Common Stock is listed on the New York Stock Exchange (the "NYSE") and the Pacific Stock Exchange (the "PSE").

    SEE "RISK FACTORS", BEGINNING ON PAGE 3, FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY INVESTORS IN CONNECTION WITH AN INVESTMENT IN THE COMMON STOCK.

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                The date of this Prospectus is            , 1997

    NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER DESCRIBED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OFFERED HEREBY IN ANY JURISDICTION IN WHICH IT IS NOT LAWFUL OR TO ANY PERSON TO WHOM IT IS NOT LAWFUL TO MAKE ANY SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALES MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR SINCE THE DATE OF ANY DOCUMENTS INCORPORATED HEREIN BY REFERENCE.

                             AVAILABLE INFORMATION

    The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information concerning the Company can be inspected and copied at the Commission's office at 450 Fifth Street, N.W., Washington, D.C. 20549 and the Commission's regional offices in New York (7 World Trade Center, New York, New York 10048) and Chicago (Citicorp Center, 500 W. Madison Street, Suite 1400, Chicago, Illinois 60661), and copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Recent materials filed by the Company may be accessed electronically by means of the Commission's homepage on the Internet at http://www.sec.gov. Certain of the Company's securities are listed on the NYSE and the PSE, and reports, proxy statements and other information concerning the Company also may be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005 and of the PSE, 301 Pine Street, San Francisco, California 94104. As permitted by the Securities Act of 1933, as amended (the "Act"), this Prospectus does not contain all the information set forth in the Registration Statement and exhibits thereto that the Company has filed with respect to the Common Stock offered hereby (the "Registration Statement"), to which reference is hereby made.

    Statements contained in this Prospectus, or in any document incorporated in this Prospectus by reference, as to the contents of any contract or other document referred to herein or therein are qualified in all respects by reference to the copy of such contract or other document filed as an exhibit to the Registration Statement or such other document incorporated herein by reference.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The following documents filed with the Commission by the Company are incorporated by reference into this Prospectus:

1. The Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1997;


2. The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1997 and filed on November 14, 1997;



3. The Company's Current Report on Form 8-K dated August 23, 1997 and filed on August 26, 1997; and



4. The descriptions of the Common Stock and the rights to purchase Participating Preferred Stock, par value $1.00 per share, of the Company, set forth in the Company's Registration Statements filed pursuant to Section 12 of the Exchange Act, and any amendment or report filed for the purpose of updating any such descriptions.


    All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Common Stock offered hereby shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

    Any person receiving a copy of this Prospectus may obtain, without charge, upon written or oral request, a copy of any of the documents incorporated by reference herein, except for the exhibits to such documents (other than exhibits specifically incorporated by reference therein). Written requests should be directed to The Perkin-Elmer Corporation, 761 Main Avenue, Norwalk, Connecticut 06859 (telephone number (203) 762-1000), Attention: Secretary.

                                  RISK FACTORS

    PROSPECTIVE INVESTORS SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS, IN ADDITION TO THE OTHER INFORMATION INCLUDED IN THIS PROSPECTUS, WHEN EVALUATING AN INVESTMENT IN THE COMMON STOCK.

    DEPENDENCE ON NEW PRODUCTS; RAPID TECHNOLOGICAL CHANGE. The life sciences and analytical instrumentation markets are characterized by rapid technological change and frequent new product introductions. The Company's future success will depend on its ability to enhance its current products and to develop and introduce, on a timely basis, new products that address the evolving needs of its customers. There can be no assurance that the Company will not experience difficulties that could delay or prevent the successful development, introduction and marketing of new products or product enhancements. There can be no assurance that new products that are developed will adequately meet the requirements of the marketplace and achieve market acceptance. Failure, for technological or other reasons, to develop and introduce products in a timely manner in response to changing market environments or customer requirements, could have a material adverse effect on the Company's business, financial condition and results of operations.

    SUBSTANTIAL COMPETITION. The markets for products of the Company are highly competitive, and certain of the Company's competitors are larger and have greater financial and other resources than the Company. The Company expects substantial competition in the future with respect to existing and planned products and especially with respect to efforts to develop and introduce products in new markets. New product announcements, pricing changes, strategic alliances and other actions by competitors could adversely affect the Company. There can be no assurance that developments by others will not render the Company's products or technologies obsolete or non-competitive.

    DEPENDENCE ON CUSTOMERS' CAPITAL SPENDING POLICIES. The Company's customers include pharmaceutical, environmental, research and chemical companies, and the capital spending policies of these companies can have a significant effect on the demand for the Company's products. Such policies are based on a wide variety of factors, including the resources available to make such purchases, the spending priorities among various types of research equipment and the policies regarding capital expenditures during recessionary periods. Any decrease in capital spending by the Company's customers could have a material adverse effect on its business, financial condition and results of operations.

    PATENTS AND PROPRIETARY TECHNOLOGY. The Company's ability to compete may be affected by its ability to protect proprietary information and technology and to obtain necessary licenses on commercially reasonable terms. Changes in the interpretation of copyright or patent law could expand or reduce the extent to which the Company or its competitors are able to protect their intellectual property or require changes in the designs of products which could have an adverse effect on the Company. There can be no assurance that the Company will not be made a party to litigation regarding intellectual property matters in the future. The Company has from time to time been notified that it may be infringing certain patents and other intellectual property rights of others. It may be necessary or desirable in the future to obtain licenses relating to one or more products or relating to current or future technologies, and there can be no assurance that the Company will be able to obtain these licenses or other rights on commercially reasonable terms. In addition, there can be no assurance that technology which is licensed to the Company will be protected by the owners thereof from use by competitors. In addition, the laws of certain foreign countries do not protect intellectual property rights to the same extent as do the laws of the United States. There can be no assurance that the Company will be able to protect its intellectual property successfully.

    TRADE SECRETS. The Company also relies on trade secret and copyright law, employee and third-party nondisclosure agreements and other protective measures to protect its intellectual property rights pertaining to its products and technology. There can be no assurance that these agreements and measures will provide meaningful protection of the Company's trade secrets, know-how, or other proprietary information in the event of any unauthorized use, misappropriation or disclosure or that others will not independently develop substantially equivalent proprietary technologies.

    DEPENDENCE OF CUSTOMERS ON GOVERNMENT SPONSORED RESEARCH. A substantial portion of the Company's sales are to customers at universities or research laboratories whose funding is dependent upon both the level and timing of funding from government sources. As a result, the timing and amount of revenues from these sources may vary significantly due to factors that can be difficult to forecast. Although research funding has increased during the past several years, grants have, in the past, been frozen for extended periods or have otherwise become unavailable to various institutions, sometimes without advance notice. Furthermore, budgetary pressures, particularly in the United States and Japan, may result in reduced allocations to government agencies that fund research and development activities. If government funding necessary to purchase the Company's products were to become unavailable to researchers for any extended period of time or if overall research funding were to decrease, the Company's business, financial condition and results of operations could be materially adversely affected.

    NEED TO ATTRACT AND RETAIN KEY EMPLOYEES. The Company is highly dependent on the principal members of its management and scientific staff. The loss of the services of one or more of these key employees could have a material adverse effect on the Company. The Company believes that its future success will depend in large part upon its ability to attract and retain highly skilled scientific, managerial and marketing personnel. Competition for such personnel is intense. There can be no assurance that the Company will be successful in attracting or retaining such personnel.

    CURRENCY EXCHANGE RISKS; INTERNATIONAL SALES AND OPERATIONS. Approximately 62% of the Company's net revenues during the fiscal year ended June 30, 1997 were derived from sales to customers outside of the United States. The majority of these sales were consummated in the relevant customer's local currency. As a result, the Company's reported and anticipated operating results and cash flows are subject to fluctuations due to material changes in foreign currency exchange rates that are beyond the Company's control. International sales and operations may also be adversely affected by the imposition of governmental controls, export license requirements, restrictions on the export of critical technology, political and economic instability, trade restrictions, changes in tariffs and taxes, difficulties in staffing and managing international operations and general economic conditions.

    POTENTIAL DIFFICULTIES IN IMPLEMENTING BUSINESS STRATEGY. The Company's strategy to integrate and develop the businesses of the Company and PerSeptive following the Merger involves a number of elements that management may not be able to implement as expected. For example, the Company may encounter operational difficulties in the integration of manufacturing or other facilities of the two companies such that expected cost savings may not be realized. In addition, technological advances resulting from the integration of technologies of the Company and PerSeptive may not be achieved as successfully or as rapidly as currently anticipated, if at all. The consolidation of operations, technologies and marketing and distribution methods present significant managerial challenges. There can be no assurance that such actions will be accomplished as successfully or as rapidly as currently anticipated.

                                  THE COMPANY

GENERAL

    The Company is a New York corporation engaged primarily in the development, manufacturing and marketing on a worldwide basis of life science and analytical instruments and consumables used in markets such as pharmaceuticals, biotechnology, environmental testing, food, agriculture and chemical manufacturing. The Company had revenues of $1.28 billion in fiscal year 1997.

    The Company's operations are organized in two industry segments: life sciences and analytical instruments.

    LIFE SCIENCES. In the life sciences, the Company offers a comprehensive line of life science systems, which includes instruments, analytical software and chemical reagents for life science research and other applied markets. These systems are used for the synthesis, amplification, purification, isolation and analysis of nucleic acids, proteins, and other biological molecules and include instruments utilizing polymerase chain reaction technology.

    ANALYTICAL INSTRUMENTS. In analytical instruments, the Company is one of the world's largest producers of systems which utilize numerous chemical, physical and materials analysis techniques to define the characteristics and composition of a broad range of materials. These systems, used to analyze and measure the environment, to conduct research in biotechnology, and to assure the safety and purity of pharmaceuticals and materials of industrial interest, are used in a wide range of markets for research, development and manufacturing.

    The Company's principal executive offices are located at 761 Main Avenue, Norwalk, Connecticut 06859-0001 and its telephone number is (203) 762-1000.

THE MERGER

    Pursuant to the Merger Agreement, on         , 1997, Merger Sub was merged
with and into PerSeptive, and each outstanding share of PerSeptive Common Stock
was converted into       of a share of Common Stock. As a result of the Merger,
PerSeptive became a wholly-owned subsidiary of the Company. The Merger is being treated as a "pooling of interests" for accounting and financial reporting purposes.

                                USE OF PROCEEDS

    Assuming the Warrants are exercised in full, the Company will receive aggregate proceeds in the amount of approximately $13,994,593, before deducting estimated expenses of approximately $67,492. Any proceeds to the Company from the issuance of any shares of Common Stock upon exercise of the Warrants will be used by the Company for general corporate purposes. The Company will not receive any proceeds from the conversion of Convertible Notes.

                              PLAN OF DISTRIBUTION

    The shares of Common Stock offered hereby are issuable upon exercise of the Warrants or upon conversion of the Convertible Notes. Set forth below is a summary of certain terms of the Warrants and Convertible Notes relevant to such exercise or conversion.

CERTAIN TERMS OF THE WARRANTS

    THE FOLLOWING DESCRIPTION OF CERTAIN TERMS OF THE WARRANTS GIVES EFFECT TO THE MERGER. SUCH DESCRIPTION DOES NOT PURPORT TO BE COMPLETE AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE TERMS OF THE WARRANTS AND THE RELATED WARRANT AGREEMENTS, COPIES OF WHICH ARE EXHIBITS TO THE REGISTRATION STATEMENT.

    GENERAL. Each class of Warrants was issued by PerSeptive prior to the date of the Merger. Prior to the Merger, the Warrants of each class represented the right, exercisable during the exercise period specified with respect to such class of Warrants, to purchase shares of PerSeptive Common Stock. Upon the effectiveness of the Merger, the Warrants became exercisable for shares of Common Stock pursuant to the terms of the Warrants, the Warrant Agreements and the Merger Agreement.

    EXERCISE. Each class of Warrants provides that Warrants of such class may be exercised in whole or in part (provided that the Class A Warrants and Class C Warrants may be exercised in part only in increments of 100 shares) at any time or from time to time during the exercise period with respect thereto. The exercise may be effected by the presentation and surrender of the Warrants at, in the case of the Class A

Warrants, the Class C Warrants and the Class F Warrants, the principal executive offices of the Company, and in the case of the Class E Warrants and the Class G Warrants, the office designated for such purpose by the warrant agent with respect thereto, in each case with the purchase or exercise form attached to such Warrant duly executed and accompanied by cash or a certified or official bank check in the amount of the exercise price per share multiplied by the number of shares specified in such form. If any Warrant shall be exercised in part only, the Company shall, upon surrender thereof, execute and deliver a new Warrant evidencing the rights of the holder to purchase the balance of the shares of Common Stock purchasable thereunder.

    The terms of the Class C Warrants and the Class F Warrants Warrants provide that the Warrant holders may convert such Warrants, without paying an exercise price, into the number of shares of Common Stock equal to (a) the difference between the fair market value of Common Stock for which such Warrants are exercisable and the exercise price of such Warrants multiplied by the number of Warrants to be converted, divided by (b) the fair market value of the Common Stock for which such Warrants are exercisable.

    ADJUSTMENT OF WARRANTS. Pursuant to the terms of each class of Warrants, the related Warrant Agreements and the Merger Agreement, as of the effectiveness of the Merger, each outstanding and unexercised Warrant, which prior to such effectiveness represented a right to acquire shares of PerSeptive Common Stock, now entitles the Warrant holder to receive, upon exercise of such Warrant, such number of shares of Common Stock receivable in the Merger by a holder of the number of shares of PerSeptive Common Stock that such Warrant holder would have been entitled to receive upon exercise of such Warrant had such Warrant holder exercised such Warrant in full immediately prior to the effectiveness of the Merger.

    The respective exercise prices and the numbers of shares issuable upon exercise of each class of Warrants are subject to further adjustment upon the occurrence of stock dividends, splits, combinations and certain other events affecting the Common Stock.

    EXERCISE PRICES; EXPIRATION OF WARRANTS. The following table sets forth with respect to each class of Warrants: (i) the exercise price per share of PerSeptive Common Stock in effect prior to the Merger, (ii) the aggregate number of shares of PerSeptive Common Stock into which all Warrants of such class were exercisable prior to the Merger, (iii) the adjusted exercise price per share of Common Stock which became effective as a result of the Merger, (iv) the aggregate number of shares of Common Stock into which all Warrants of such class became exercisable as a result of the Merger and (v) the expiration date with respect to such class of Warrants.

                              EXERCISE      TOTAL SHARES                    TOTAL SHARES
                              PRICE PER    OF PERSEPTIVE      ADJUSTED       OF COMMON
                              SHARE OF      COMMON STOCK   EXERCISE PRICE  STOCK ISSUABLE
                             PERSEPTIVE       ISSUABLE      PER SHARE OF   FOLLOWING THE
CLASS OF WARRANTS           COMMON STOCK   BEFORE MERGER    COMMON STOCK       MERGER         EXPIRATION DATE
--------------------------  -------------  --------------  --------------  --------------  ----------------------
Class A Warrants..........    $   20.00         401,100                                    December 23, 1997
Class C Warrants..........         7.31          40,000                                    March 15, 1999
Class E Warrants..........        33.00          41,875                                    December 31, 1998
Class F Warrants..........         7.62         100,000                                    October 1, 2002
Class G Warrants..........        12.66         279,330                                    September 11, 2003

    NO RIGHTS AS STOCKHOLDERS. The Warrants do not entitle the Warrant holders to any voting rights or other rights as stockholders of the Company.

    WARRANT AGENT. American Stock Transfer and Trust Company is warrant agent with respect to the Class E Warrants and the Class G Warrants.

CERTAIN TERMS OF THE CONVERTIBLE NOTES

    THE FOLLOWING DESCRIPTION OF CERTAIN TERMS OF THE CONVERTIBLE NOTES GIVES EFFECT TO THE MERGER. SUCH DESCRIPTION DOES NOT PURPORT TO BE COMPLETE AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE TERMS OF THE CONVERTIBLE NOTES AND THE RELATED INDENTURE, COPIES OF WHICH ARE EXHIBITS TO THE REGISTRATION STATEMENT.

    GENERAL. The Convertible Notes were issued by PerSeptive prior to the date of the Merger pursuant to an Indenture, dated as of August 26, 1994, between PerSeptive and State Street Bank and Trust Company, as trustee (the "Trustee"). Prior to the Merger, the Convertible Notes were convertible at the option of the holders thereof into shares of PerSeptive Common Stock. Upon the effectiveness of the Merger, the Convertible Notes became convertible into shares of Common Stock pursuant to the terms of the Convertible Notes, the Indenture and the Merger Agreement. In connection with the Merger, PerSeptive, the Company and the Trustee entered into a supplemental indenture pursuant to which the Company became jointly and severally liable with respect to payment obligations under the Convertible Notes and agreed to assume the obligation to issue shares of Common Stock upon conversion of the Convertible Notes.

    CONVERSION. The Indenture provides that in order to convert a Convertible Note, the holder must (i) complete and sign the conversion notice on the back of such Convertible Note, (ii) surrender such Convertible Note to the Trustee, in its capacity as conversion agent, (iii) furnish appropriate endorsements and transfer documents and (iv) pay any transfer taxes that may be required to be paid pursuant to the Indenture in connection therewith.

    ADJUSTMENT OF CONVERSION TERMS. Pursuant to the terms of the Convertible Notes, the Indenture and the Merger Agreement, as of the effectiveness of the Merger, each outstanding Convertible Note, which prior to such effectiveness was convertible into shares of PerSeptive Common Stock, now entitles the holder thereof to receive, upon conversion, the number of shares of Common Stock receivable in the Merger by a holder of the number of shares of PerSeptive Common Stock deliverable upon conversion of such Convertible Note immediately prior to the Merger.

    The conversion price of the Convertible Notes prior to the Merger was $13.80. As a result of the Merger, the conversion price of the Convertible Notes
is currently       .

    The conversion price of the Convertible Notes is subject to further adjustment upon the occurrence of stock dividends, splits, combinations and certain other events affecting the Common Stock.

                                 LEGAL OPINIONS

    The validity of the shares of Common Stock offered hereby will be passed upon for the Company by Simpson Thacher & Bartlett, New York, New York.

                                    EXPERTS

    The financial statements of the Company incorporated into this Prospectus by reference to its Annual Report on Form 10-K for the fiscal year ending June 30, 1997 have been audited by Price Waterhouse LLP, independent accountants for the Company, and have been so incorporated in reliance on the report of Price Waterhouse LLP set forth therein, given on the authority of such firm as experts in accounting and auditing.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Securities and Exchange Commission registration fee................  $  12,492
Legal fees and expenses............................................     20,000
Accounting fees and expenses.......................................      5,000
Blue Sky fees and expenses.........................................     15,000
Printing and engraving.............................................     10,000
Miscellaneous......................................................      5,000
                                                                     ---------
                                                                     $  67,492
                                                                     ---------
                                                                     ---------

    All of the above expenses except the Securities and Exchange Commission registration fee are estimated. All of the above expenses will be paid by the Company.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

    The New York Business Corporation Law (the "NYBCL") authorizes a New York corporation to indemnify any person who is, or is threatened to be made, a party in any civil or criminal proceeding (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another entity, against judgments, fines, amounts paid in settlement and reasonable expenses (including attorneys' fees) actually and necessarily incurred by such person as a result of such action or proceeding or any appeal therein. With respect to actions by or in the right of the corporation, the NYBCL authorizes indemnification of such person against reasonable expenses including attorneys' fees and amounts paid in settlement. To be entitled to indemnification, a person must have acted in good faith, for a purpose which he reasonably believed to be in, or in the case of service for another organization, not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, in addition, had no reasonable cause to believe his conduct was unlawful. Court approval is required as a prerequisite to indemnification of expenses in respect of any claim as to which a person has been adjudged liable to the corporation.

    The NYBCL requires indemnification against expenses actually and reasonably incurred by any director, officer, employee or agent in connection with a proceeding against such person for action in such capacity to the extent that the person has been successful on the merits or otherwise. Advancement of expenses (i.e., payment prior to a determination on the merits) is permitted, but not required, by the NYBCL, which further requires that any director or officer must undertake to repay such expenses if it is ultimately determined that he is not entitled to indemnification. The disinterested members of the board of directors (or independent legal counsel or the stockholders) must determine, in each instance where indemnification is not required by the NYBCL, that such director, officer, employee or agent is entitled to indemnification. The NYBCL provides that the indemnification provided by statute is not exclusive.

    The By-laws of the Company provide that, except to the extent expressly prohibited by the NYBCL, the Company shall indemnify each person made or threatened to be made a party to, or called as a witness or asked to submit information in, any action or proceeding by reason of the fact that such person or such person's testator or intestate is or was a director or officer of the Company, or serves or served at the request of the Company any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against judgments, fines, penalties, amounts paid in settlement and reasonable expenses, including attorneys' fees, incurred in connection with such action or proceeding, or any appeal therein, provided that no such indemnification shall be made if a judgment or other final adjudication adverse to such person establishes that his or her acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled, and provided further that no such indemnification shall be required with respect to any settlement or other nonadjudicated disposition of any threatened or pending action or proceeding unless the Company has given its prior consent to such settlement or other disposition. Reference to an action or proceeding in these By-Laws includes, without limitation, any pending or threatened action, proceeding, hearing or investigation, whether civil or criminal, whether judicial, administrative or legislative in nature and whether or not in the nature of a direct or a stockholders' derivative action brought by or on behalf of the Company or any other corporation or enterprise which the director or officer of the corporation serves at the Company's request.

    The By-Laws of the Company provide that the Company shall advance or promptly reimburse upon request any person entitled to indemnification hereunder for all expenses, including attorney's fees, reasonably incurred in defending any action or proceeding in advance of the final disposition thereof upon receipt of an undertaking by or on behalf of such person to repay such amount if such person is ultimately found not to be entitled to indemnification or, where indemnification is granted, to the extent the expenses so advanced or reimbursed exceed the amount to which such person is entitled, provided, however, that such person shall cooperate in good faith with any request by the Company that common counsel be utilized by the parties to an action or proceeding who are similarly situated unless to do so would be inappropriate due to actual or potential differing interests between or among such parties. The Company shall also promptly pay or reimburse such person for all expenses, including fees and expenses of counsel, reasonably incurred by such person in successfully enforcing his or her rights pursuant to the By-Law provisions described above.

ITEM 16. EXHIBITS


      2    Agreement and Plan of Merger, dated as of August 23, 1997, among the Company, Merger
           Sub and PerSeptive (incorporated by reference to Exhibit 2 to the Company's Current
           Report on Form 8-K, dated August 23, 1997 and filed August 26, 1997 (Commission File
           No. 1-4389)).

     *4.1  Restated Certificate of Incorporation of the Company.

      4.2  Amended and Restated By-Laws of the Company, as amended (incorporated by reference to Exhibit 3(ii) of the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1993 (Commission File No. 1-4389)).

      4.3  Shareholder Protection Rights Agreement, dated as of April 30, 1989, between the
           Company and The First National Bank of Boston (incorporated by reference to Exhibit
           4 to the Company's Current Report on Form 8-K dated April 20, 1989 (Commission File
           No. 1-4389)).

      4.4  Form of Class A Warrant (incorporated by reference to Exhibit 4.1 to PerSeptive's
           Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1993
           (Commission File No. 0-20032)).

      4.5  Form of Class C Warrant (incorporated by reference to Exhibit 4.3 to PerSeptive's
           Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1993
           (Commission File No. 0-20032)).

      4.6  Form of Class E Warrant (incorporated by reference to Exhibit 4.3 to PerSeptive's
           Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1994
           (Commission File No. 0-20032)).

      4.7  Warrant Agreement, dated as of December 29, 1993, between PerSeptive and American
           Stock Transfer and Trust Company, as warrant agent, with respect to the Class E
           Warrants (incorporated by reference to Exhibit 4.2 to PerSeptive's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1994 (Commission File No.
           0-20032)).

      4.8  Form of Class F Warrant (incorporated by reference to Exhibit 4.2 to PerSeptive's
           Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1995
           (Commission File No. 0-20032)).

      4.9  Warrant Purchase Agreement, dated as of March 31, 1995, between PerSeptive and
           Hambrecht & Quist Guaranty Finance, L.P., relating to the Class F Warrants
           (incorporated by reference to Exhibit 4.2 to PerSeptive's Quarterly Report on Form
           10-Q for the fiscal quarter ended March 31, 1995 (Commission File No. 0-20032)).

     4.10  Form of Class G Warrant (incorporated by reference to Exhibit 4.2 to PerSeptive's
           Current Report on Form 8-K dated September 11, 1995 (Commission File No. 0-20032)).

     4.11  Warrant Agreement, dated as of September 11, 1995, between PerSeptive and American
           Stock Transfer and Trust Company, as warrant agent, with respect to the Class G
           Warrants (incorporated by reference to Exhibit 4.1 to PerSeptive's Current Report on
           Form 8-K dated September 11, 1995 (Commission File No. 0-20032)).

     4.12  Specimen 8- 1/4% Convertible Subordinated Note Due 2001 (incorporated by reference to Exhibit 2.0 to PerSeptive's Registration Statement on Form 8-A, filed on December
           14, 1995 (Commission File No. 0-20032)).

     4.13  Indenture, dated as of August 26, 1994, between PerSeptive and State Street Bank and
           Trust Company, as Trustee (incorporated by reference to Exhibit 4.9 to PerSeptive's
           Annual Report on Form 10-K for the year ended September 30, 1994 (Commission File
           No. 0-20032)).

    *4.14  Form of Supplemental Indenture among the Company, PerSeptive and State Street Bank and Trust Company, as Trustee.

    **5    Opinion of Simpson Thacher & Bartlett.

    *23.1  Consent of Price Waterhouse LLP.

     23.2  Consent of Simpson Thacher & Bartlett (contained in exhibit 5).

   **24    Powers of Attorney.


------------------------


*   Filed herewith.



**  Filed previously.


ITEM 17. UNDERTAKINGS.

    (a) The undersigned registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" Table in the effective registration statement;

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

       PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated in the registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Norwalk, State of Connecticut, on December 5, 1997.


                                THE PERKIN-ELMER CORPORATION

                                BY              /S/ WILLIAM B. SAWCH
                                     -----------------------------------------
                                                  William B. Sawch
                                       SENIOR VICE PRESIDENT, GENERAL COUNSEL
                                                   AND SECRETARY

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

          SIGNATURE                        TITLE
------------------------------  ---------------------------
                                Chairman of the Board of
              *                   Directors, President and
------------------------------    Chief Executive Officer
        Tony L. White             (principal executive
                                  officer)
                                Senior Vice President,
              *                   Chief Financial Officer
------------------------------    and Treasurer (principal
       Dennis L. Winger           financial officer)
              *                 Corporate Controller
------------------------------    (principal accounting
        Ugo D. Deblasi            officer)
              *                 Director
------------------------------
     Joseph F. Abely, Jr.
              *                 Director
------------------------------
       Richard H. Ayers
              *                 Director
------------------------------
      Jean-Luc Belingard
              *                 Director
------------------------------
       Robert H. Hayes
              *                 Director
------------------------------
 Georges C. St. Laurent, Jr.
              *                 Director
------------------------------
      Carolyn W. Slayman
              *                 Director
------------------------------
        Orin R. Smith

------------------------


* William B. Sawch hereby signs this Amendment No. 1 to the Registration Statement on December 5, 1997 on behalf of each of the above-named Directors and Officers of the Registrant above whose typed names asterisks appear, pursuant to powers of attorney duly executed by such Directors and Officers and filed with the Securities and Exchange Commission as exhibits to this Registration Statement.


                                     /s/ WILLIAM B. SAWCH
                                     -----------------------------------------
                                     Attorney-in-fact

                                 EXHIBIT INDEX


 EXHIBIT
 NUMBER                                             DESCRIPTION                                             PAGE NO.
---------  ---------------------------------------------------------------------------------------------  -------------

     2     Agreement and Plan of Merger, dated as of August 23, 1997, among the Company, Merger Sub and
           PerSeptive (incorporated by reference to Exhibit 2 to the Company's Current Report on Form
           8-K, dated August 23, 1997 and filed August 26, 1997 (Commission File No. 1-4389)).

    *4.1   Restated Certificate of Incorporation of the Company.

     4.2   Amended and Restated By-Laws of the Company, as amended (incorporated by reference to Exhibit
           3(ii) of the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1993
           (Commission File No. 1-4389)).

     4.3   Shareholder Protection Rights Agreement, dated as of April 30, 1989, between the Company and
           The First National Bank of Boston (incorporated by reference to Exhibit 4 to the Company's
           Current Report on Form 8-K dated April 20, 1989 (Commission File No. 1-4389)).

     4.4   Form of Class A Warrant (incorporated by reference to Exhibit 4.1 to PerSeptive's Quarterly
           Report on Form 10-Q for the fiscal quarter ended March 31, 1993 (Commission File No.
           0-20032)).

     4.5   Form of Class C Warrant (incorporated by reference to Exhibit 4.3 to PerSeptive's Quarterly
           Report on Form 10-Q for the fiscal quarter ended March 31, 1993 (Commission File No.
           0-20032)).

     4.6   Form of Class E. Warrant (incorporated by reference to Exhibit 4.3 to PerSeptive's Quarterly
           Report on Form 10-Q for the fiscal quarter ended March 31, 1994 (Commission File No.
           0-20032)).

     4.7   Form of Warrant Agreement, dated as of December 29, 1993, between PerSeptive and American
           Stock Transfer and Trust Company, as warrant agent, with respect to the Class E Warrants
           (incorporated by reference to Exhibit 4.2 to PerSeptive's Quarterly Report on Form 10-Q for
           the fiscal quarter ended March 31, 1994 (Commission File No. 0-20032)).

     4.8   Form of Class F Warrant (incorporated by reference to Exhibit 4.2 to PerSeptive's Quarterly
           Report on Form 10-Q for the fiscal quarter ended March 31, 1994 (Commission File No.
           0-20032)).

     4.9   Warrant Purchase Agreement, dated as of March 31, 1995, between PerSeptive and Hambrecht &
           Quist Guaranty Finance, L.P., relating to the Class F Warrants (incorporated by reference to
           Exhibit 4.2 to PerSeptive's Quarterly Report on Form 10-Q for the fiscal quarter ended March
           31, 1995 (Commission File No. 0-20032)).

     4.10  Form of Class G Warrant (incorporated by reference to Exhibit 4.2 to PerSeptive's Current
           Report on Form 8-K dated September 11, 1995 (Commission File No. 0-20032)).

     4.11  Warrant Agreement, dated as of September 11, 1995, between PerSeptive and American Stock
           Transfer and Trust Company, as warrant agent, with respect to the Class G Warrants
           (incorporated by reference to Exhibit 4.1 to PerSeptive's Current Report on Form 8-K dated
           September 11, 1995 (Commission File No. 0-20032)).

     4.12  Specimen 8- 1/4% Convertible Subordinated Note Due 2001 (incorporated by reference to Exhibit
           2.0 to PerSeptive's Registration Statement on Form 8-A, filed on December 14, 1995
           (Commission File No. 0-20032)).

 EXHIBIT
 NUMBER                                             DESCRIPTION                                             PAGE NO.
---------  ---------------------------------------------------------------------------------------------  -------------
     4.13  Indenture, dated as of August 26, 1994, between PerSeptive and State Street Bank and Trust
           Company, as Trustee (incorporated by reference to Exhibit 4.9 to PerSeptive's Annual Report on Form 10-K for the year ended September 30, 1994 (Commission File No. 0-20032)).

    *4.14  Form of Supplemental Indenture among the Company, PerSeptive and State Street Bank and Trust
           Company, as Trustee.

   **5     Opinion of Simpson Thacher & Bartlett.

   *23.1   Consent of Price Waterhouse LLP.

    23.2   Consent of Simpson Thacher & Bartlett (contained in exhibit 5).

  **24     Powers of Attorney.


------------------------


*   Filed herewith



**  Filed previously